UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : October 5, 2006
TRIZEC PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16765	33-0387846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10 S. Riverside Plaza, Suite 1100, Chicago IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(312) 798-6000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant
     On October 5, 2006, Trizec Properties, Inc. (the “Company”) completed its merger with Grace Acquisition Corporation (the “Merger”) and the other transactions contemplated by that certain Agreement and Plan of Merger and Arrangement Agreement, dated as of June 5, 2006, as amended, by and among the Company, Trizec Holdings Operating LLC (the “Operating Company”), Trizec Canada Inc., TRZ Holdings LLC (formerly known as Grace Holdings LLC), Grace Acquisition Corporation, 4162862 Canada Limited and Grace OP LLC (the “merger agreement”). TRZ Holdings LLC, Grace Acquisition Corporation, 4162862 Canada Limited and Grace OP LLC are affiliates of Brookfield Properties Corporation (“Brookfield Properties”) and Brookfield Properties was joined by The Blackstone Group in the acquisition of the Company. The Company is the surviving corporation in connection with the Merger.
     Under the terms of the merger agreement, in connection with the Merger, holders of the Company’s common stock (other than Trizec Canada Inc. and its subsidiaries) will be entitled to receive $29.0209 in cash, which includes the amount equal to the accrued regular quarterly dividend for the period from October 1, 2006 through, and including, October 5, 2006, the closing date of the Merger, for each share of common stock issued and outstanding and held by such holders immediately prior to the effective time of the Merger, in each case without interest and less applicable withholding taxes (the “Merger Consideration”). In addition, in connection with the merger of Grace OP LLC with and into the Operating Company (the “Operating Company Merger”), holders of membership interest of the Operating Company other than the Company were given the choice to elect to receive a cash amount equal to the Merger Consideration, without interest, for each unit of membership interest that they owned in the Operating Company immediately prior to the effective time of the Operating Company Merger, or in lieu of such cash consideration, to retain the newly issued 6% redeemable preferred units that they will be entitled to receive in the Operating Company, as the survivor of the Operating Company Merger, in connection with the Operating Company Merger or to receive a common unit in the Operating Company.
     A copy of the press release issued by the Company relating to the closing of the Merger and the Operating Company Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit
Number	Description

99.1	Press Release dated October 5, 2006 issued by Trizec Properties, Inc. and Trizec Canada Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.
Date: October 5, 2006	By:	/s/ Kathleen G. Kane
Kathleen G. Kane
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated October 5, 2006 issued by Trizec Properties, Inc. and Trizec Canada Inc.